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              STRADLEY, RONON, STEVENS & YOUNG, LLP
                    2600 ONE COMMERCE SQUARE
              PHILADELPHIA, PENNSYLVANIA 19103-7098
                         (215) 564-8000



Direct Dial:
(215) 564-8101


                       May 6, 1997



UAM Funds Trust
73 Tremont Street
Boston, MA  02108-3913

       Re:  FPA Crescent Portfolio Institutional Class Shares
            FPA Crescent Portfolio Institutional Service Class Shares
            ---------------------------------------------------------

Gentlemen:

          You have informed us that, in accordance with Rule
24f-2 under the Investment Company Act of 1940, as amended, (the "1940 Act"), UAM Funds Trust, a Delaware business trust (the "Fund") intends to file a Rule 24f-2 Notice with the United States Securities and Exchange Commission (the "SEC") with respect to the FPA Crescent Portfolio Institutional Class Shares and the FPA Crescent Portfolio Institutional Service Class Shares
(the "Portfolio"). The Rule 24f-2 Notice will set forth, among other things, that during the Portfolio's fiscal year ended
March 31, 1997, the Fund elected to register an indefinite number of shares of beneficial interest, the Portfolio sold 3,065,530 shares of beneficial interests under Rule 24f-2 and the Fund made definite the number of shares of beneficial interest of the Portfolio registered under the Securities Act of 1933
(the "1933 Act") for the fiscal year.

          You have also informed us that all such shares were issued in accordance with the provisions relating thereto in the registration statement filed by the Fund under the 1933 and the 1940 Acts.

          We have acted as legal counsel to the Fund during the period of time referred to above and, as such, have reviewed the Agreement and Declaration of Trust of the Fund, its Bylaws, its registration statement and amendments thereto as filed with the SEC under the 1940 and the 1933 Acts, and such minutes of the Fund's proceedings and other documents as we deem material to our opinion.

UAM Funds Trust
May 6, 1997
Page 2


          Based on the foregoing, we are of the opinion that the shares of beneficial interest of the Portfolio of the Fund, sold pursuant to Rule 24f-2 during the fiscal year ending March 31, 1997, were fully-paid, non-assessable and legally issued shares of beneficial interest of the Fund.

          We hereby consent to the filing of this opinion with the United States Securities and Exchange Commission as an exhibit or accompaniment to the aforementioned Rule 24f-2 Notice, as an exhibit to the Fund's amendment to its registration statement under the 1933 Act, and to the reference to us in the prospectus of the Fund as legal counsel who has passed upon the legality of the offering of such shares of beneficial interest. We also consent to the filing of this opinion with the securities regulatory agencies of any states or other jurisdiction in which such shares of beneficial interest are offered for sale.

                         Very truly yours,

                         STRADLEY, RONON, STEVENS & YOUNG, LLP


                         By: /s/ Audrey C. Talley
                             ----------------------------------
                             Audrey C. Talley, a Partner